Exhibit 4.2
Registration Rights Agreement
     REGISTRATION RIGHTS AGREEMENT, dated as of February 7, 2006 (this “Agreement”), by and among Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”), California Public Employees’ Retirement System (“CalPERS”), Nomura America Investment, Inc., a Delaware corporation (“Nomura”), each electing Class A-1 Shareholder (as defined below) listed on Annex I hereto and each electing Class C Shareholder (as defined below) listed on Annex II hereto.
     WHEREAS, CalPERS holds all of the issued and outstanding Class D Redeemable Convertible Shares of Thomas Weisel Partners Group LLC, a Delaware limited liability company (“TWPG LLC”), and expects to receive certain shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in connection with the reorganization of TWPG LLC;
     WHEREAS, Nomura holds all of the issued and outstanding Class D-1 Redeemable Convertible Shares of TWPG LLC, and expects to receive certain shares of Common Stock in connection with the reorganization of TWPG LLC;
     WHEREAS, Class A-1 Shareholders expect to receive certain shares of Common Stock in connection with the reorganization of TWPG LLC;
     WHEREAS, Class C Shareholders expect to receive certain shares of Common Stock in connection with the reorganization of TWPG LLC; and
     WHEREAS, the Company has agreed to provide the Holders (as defined below) with certain registration rights as set forth in this Agreement;
     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, CalPERS, Nomura, each electing Class A-1 Shareholder and each electing Class C Shareholder hereby agree as follows:
Section 1. Definitions
     Section 1.1 Unless otherwise indicated, capitalized terms used in this Agreement shall have the following meanings:
     “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.
     “Agreement” shall have the meaning set forth in the preamble of this Agreement.
     “Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York or the City of San Francisco in the State of California.
     “CalPERS” shall have the meaning set forth in the preamble of this Agreement.
     “Class A-1 Shareholder” means a Person (other than any Person party to the Partners’ Equity Agreement) who holds Class A-1 Shares of TWPG LLC as of the date hereof.
     “Class C Shareholder” means a Person who holds Class C Preference Shares of TWPG LLC as of the date hereof.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Stock” shall have the meaning set forth in the recitals of this Agreement.

     “Company” shall have the meaning set forth in the preamble of this Agreement.
     “Demand Filing Date” shall have the meaning set forth in Section 3.1 of this Agreement.
     “Demand Holder” shall have the meaning set forth in Section 3.1 of this Agreement.
     “Demand Registration” shall have the meaning set forth in Section 3.1 of this Agreement.
     “Demand Request” shall have the meaning set forth in Section 3.1 of this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Form S-3” shall have the meaning set forth in Section 4 of this Agreement.
     “Holder” means any Person who owns Registrable Securities, which shall include CalPERS, Nomura, each electing Class A-1 Shareholder and each electing Class C Shareholder and any of their successors, transferees and assigns permitted under Section 11.6 of this Agreement.
     “Indemnified Party” shall have the meaning set forth in Section 9.3 of this Agreement.
     “Indemnifying Party” shall have the meaning set forth in Section 9.3 of this Agreement.
     “IPO” means the initial public offering of shares of Common Stock pursuant to a registration statement on Form S-1 under the Securities Act.
     “Lock-Up Agreement” means the agreement between a Holder and an underwriter or underwriters for an Underwritten Offering, pursuant to which such Holder agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by the Holder or with respect to which the Holder has or hereafter acquires the power of disposition; provided however, that such restrictions shall not apply to any securities of a Holder being sold in such Underwritten Offering and, provided further, that all other holders of at least 1% of the Company’s outstanding securities and all executive officers and directors of the Company also agree to such restrictions. Notwithstanding the foregoing, if any holder of the Company’s securities is released, in whole or in part, by the Company or the underwriters from the restrictions set forth in the Lock-Up Agreement, the Holders shall be released (on a pro rata basis) from their respective lock-up restrictions as well.
     “Lock-Up Period” means the respective period agreed to by a Holder and an underwriter or underwriters for an Underwritten Offering during which time such Holder agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by the Holder or with respect to which the Holder has or hereafter acquires the power of disposition; provided however, that such restrictions shall not apply to any securities of a Holder being sold in such Underwritten Offering, and, provided further, that such restrictive period shall not exceed 120 days in the case of any Underwritten Offering other than an IPO.
     “Losses” shall have the meaning set forth in Section 9.1 of this Agreement.
     “Merger Agreement” means the Plan of Reorganization and Merger Agreement, dated as of October 14, 2005, by and among TWPG LLC, the Company and TWPG Merger Sub LLC.
     “Maximum Offering Size” shall have the meaning set forth in Section 2.2 of this Agreement.
     “Nomura” shall have the meaning set forth in the preamble of this Agreement.

     “Partners’ Equity Agreement” means the Partners’ Equity Agreement, dated as of February 7, 2006, entered into by and between the Company and each partner of TWPG LLC who is expected to receive shares of Common Stock pursuant to the Merger Agreement.
     “Person” means any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.
     “Registrable Securities” means, with respect to CalPERS, Nomura, each electing Class A-1 Shareholder and each electing Class C Shareholder, shares of Common Stock issued or issuable to each of them under Section 4.1(d), Section 4.1(e) and Section 4.1(f) of the Merger Agreement (including any shares of Common Stock issuable upon exercise or deemed exercise of any warrants issued pursuant to Section 4.1 of the Merger Agreement), respectively, in connection with the reorganization of TWPG LLC; provided, however, that, in each case, the shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities at any time (x) when such shares of Common Stock have been disposed of pursuant to an effective Registration Statement, or (y) when such shares of Common Stock become eligible for sale under Rule 144(k) under the Securities Act.
     “Registration Expenses” shall have the meaning set forth in Section 8 of this Agreement.
     “Registration Statement” means any registration statement, including the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such Registration Statement to be filed pursuant to the terms of this Agreement.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “TWPG LLC” shall have the meaning set forth in the recitals of this Agreement.
     “Underwritten Offering” means an offering in connection with which securities of the Company are sold to an underwriter or underwriters for reoffering to the public pursuant to an effective Registration Statement under the Securities Act.
Section 2. “Piggy-Back” Registrations
     Section 2.1 If at any time after the consummation of the IPO, the Company shall determine to register, for its own account or the account of others under the Securities Act, including in connection with (i) a public offering by the Company other than the IPO or (ii) a demand for registration made by any stockholder of the Company (but excluding any of the Holders), any of its equity securities (other than securities to be issued solely in connection with any acquisition of an entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans registered on Form S-4 or Form S-8 or any successor forms), it shall send to each Holder written notice of such determination and if, within 10 Business Days after receipt of such notice, such Holder shall so request in writing, the Company shall use reasonable best efforts to include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered.
     Section 2.2 If, in connection with any offering described in Section 2.1 of this Agreement involving an underwriting of Common Stock to be issued by the Company, the managing underwriter or underwriters shall impose a limitation (the “Maximum Offering Size”) on the number of shares of Common Stock that may be included in the Registration Statement because, in the judgment of such managing underwriter or underwriters, such limitation is necessary to effect an orderly public distribution of such Common Stock, then, in the discretion of such managing underwriter or underwriters, the Company shall include in the Registration Statement, in the following priority, up to the Maximum Offering Size:
     (i) first, so much of the shares of Common Stock proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,
     (ii) second, all Registrable Securities requested to be included in such registration by any Holders pursuant to Section 2.1 and all shares of Common Stock contractually required to be registered for the account of any other Persons, including those pursuant to the Partners’ Equity Agreement (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders and such other Persons on the basis of the relative number of Registrable Securities or such other shares of Common Stock so requested to be included in such registration by each such Holder and such other Person), and
     (iii) third, any shares of Common Stock proposed, but not contractually required, to be registered for the account of any other Persons with such priorities among them as the Company may determine.
Section 3. “Demand” Registrations
     Section 3.1 At any time commencing at least 180 days after the effective date of a registration statement on Form S-1 covering the IPO, either CalPERS or Nomura (a “Demand Holder”) may make a written request (a “Demand Request”) for registration under the Securities Act (a “Demand Registration”) of all or part of the Registrable Securities held by such Demand Holder; provided, however, that the Registrable Securities requested to be registered shall, on the date that the Demand Request is delivered, (i) constitute in the aggregate at least 20 percent of the Registrable Securities then issued and outstanding, or (ii) have an aggregate market value of at least US$15 million before calculation of underwriting discounts and commissions, based on the closing trading price of shares of Common Stock on the date that the Demand Request is delivered. Each Demand Request shall specify the number of Registrable Securities proposed to be sold by such Demand Holder. Notwithstanding any other provisions in this Agreement, the Company shall not be obligated to take any action to effect more than two Demand Registrations pursuant to this Section 3.
     Section 3.2 Within 10 days after receipt of a Demand Request, the Company shall give written notice of such Demand Request to all non-requesting Holders and shall use its best efforts to cause such of the Registrable Securities as may be requested by any Holders thereof (including the Holder or Holders giving the initial notice of intent to offer) to be included in a registration statement to be filed with the Commission not later than 60 days after receipt of a Demand Request (the “Demand Filing Date”) and shall use all commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Both the Demand Request and any request to join in such Demand Request shall be considered a single Demand Request. Any inclusion of Registrable Securities owned by a Demand Holder pursuant to a Demand Request (including a notice to join in a prior Demand Request) shall be deemed to have been effected pursuant to a single Demand Request.
     Section 3.3 Notwithstanding any other provision set forth in this Section 3, no Holder shall be entitled to deliver a Demand Request within 90 days after the effectiveness of any Registration Statement filed (i) by the Company pursuant to an Underwritten Offering by the Company other than the IPO or (ii) on behalf of any Demand Holder or any other holder of Demand Registration rights, provided that, in the case of clause (ii) the Holders had an opportunity to include Registrable Securities in such Registration Statement.
     Section 3.4 A registration will not count as a Demand Registration until it has become effective (unless the Demand Holder withdraws all of its Registrable Securities and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration); provided, that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.
     Section 3.5 The Company may defer the filing of a Registration Statement required by this Section 3 until a date not later than 90 days after the Demand Filing Date if:
     (a) at the time the Company receives the Demand Request, there is (i) material non-public information regarding the Company which, in the judgment of the Board of Directors of the Company, is not in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which, in the judgment of the Board of Directors of the Company, is not in the Company’s best interest to disclose; or
     (b) prior to receiving the Demand Request, the Board of Directors of the Company had determined to effect an Underwritten Offering, the Company has determined to proceed with such offering.
     A deferral of the filing of a Registration Statement pursuant to this Section 3.5 shall be lifted, and the requested Registration Statement shall be filed as promptly as practicable, but in any event within 60 days, if, (x) in the case of a deferral pursuant to clause (a)(i), the material non-public information is made public by the Company, (y) in the case of a deferral pursuant to clause (a)(ii), the significant business opportunity is disclosed by the Company or is terminated, or (z) in the case of a deferral pursuant to clause (b), the Company is no longer actively pursuing such public offering. In order to defer the filing of a Registration Statement pursuant to this Section 3.5, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Demand Holder a certificate signed by a duly authorized officer of the Company stating that the Company is deferring such filing pursuant to this Section 3.5 and an approximation of the anticipated delay.
     The Company shall not delay the filing of a Registration Statement pursuant to this Section 3.5 more than once in any 365-day period. The Company shall use all commercially reasonable efforts to cause the filing of a Registration Statement required by this Section 3 as promptly as practicable upon the expiration of the deferral period contemplated by this Section 3.5 and to cause the same to be declared effective by the Commission as promptly as practicable after such filing.
     Section 3.6 If a Demand Registration involves an Underwritten Offering and the managing underwriter or underwriters shall advise the Company and the requesting Holders that, in the judgment of such managing underwriter or underwriters, the number of shares of Registrable Securities requested to be included in such registration (including any shares of Common Stock that the Company proposes to be included or are otherwise contractually required to be included that are not Registrable Securities under this Agreement) exceeds the Maximum Offering Size, the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:
     (i) first, all Registrable Securities requested to be registered by the requesting Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities or such other shares of Common Stock so requested to be included in such registration by each such Holder),
     (ii) second, shares of Common Stock contractually required to be registered for the account of any other Persons, including those pursuant to the Partners’ Equity Agreement (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Persons on the basis of the shares of Common Stock so requested to be included in such registration by such other Persons), and

     (iii) third, any shares of Common Stock proposed to be registered by the Company or any shares of Common Stock proposed, but not contractually required, to be registered for the account of any other Persons, with such priorities among them as the Company may determine.
Section 4. Registration on Form S-3
     Section 4.1 After its IPO, the Company shall use commercially reasonable efforts to make all regulatory and other filings necessary to qualify for registration on a registration statement on Form S-3 (“Form S-3”) or any comparable or successor form or forms for secondary offerings of equity securities for cash. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of Sections 2 and 3 hereof, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $5,000,000. Any registration on Form S-3 shall not be deemed to be a requested registration under Section 3 hereof.
     Section 4.2 Within 10 days after receipt of each request (a “S-3 Request”), the Company shall give written notice of such S-3 Request to all non-requesting Holders and shall use its best efforts to cause such of the Registrable Securities as may be requested by any Holders thereof (including the Holder or Holders giving the initial notice of intent to offer) to be included in a registration statement on Form S-3 to be filed with the Commission not later than 60 days after receipt of a S-3 Request and shall use all commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. The Company will not be required to include any other Registrable Securities or other shares of Common Stock in such registration unless it receives from the other Holders or other Persons entitled to participate in the registration a notice of intent to sell within 20 days of receipt of the Company’s notice.
     Section 4.3 If a Form S-3 registration involves an Underwritten Offering and the Company, following consultation with the managing underwriter determines that the number of shares of Registrable Securities requested to be included in such registration (including any shares of Common Stock that the Company proposes to be included or are otherwise contractually required to be included that are not Registrable Securities under this Agreement) exceeds the Maximum Offering Size, the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:
     (i) first, all Registrable Securities requested to be registered by the requesting Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities or such other shares of Common Stock so requested to be included in such registration by each such Holder),
     (ii) second, shares of Common Stock contractually required to be registered for the account of any other Persons, including those pursuant to the Partners’ Equity Agreement (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Persons on the basis of the shares of Common Stock so requested to be included in such registration by such other Persons), and
     (iii) third, any shares of Common Stock proposed to be registered by the Company or any shares of Common Stock proposed, but not contractually required, to be registered for the account of any other Persons, with such priorities among them as the Company shall determine.
Section 5. Registration Procedures
     Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use all commercially reasonable efforts to effect the registration of such Registrable Securities. In furtherance thereof, the Company shall:

     (a) prepare and file with the Commission a Registration Statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable efforts to cause such Registration Statement to become effective;
     (b) prepare and file with the Commission such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an Underwritten Offering to sell unsold allotments); (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar rule then in effect) under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;
     (c) (i) furnish to the Holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent registered public accounting firm to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holders and such managing underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement to which the Holders of a majority of the Registrable Securities to be sold or their counsel or any managing underwriters shall reasonably object in writing within five Business Days of their receipt thereof;
     (d) notify the Holders of Registrable Securities to be sold, their counsel and any managing underwriters as promptly as possible:
     (i) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
     (ii) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement;
     (iii) with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
     (iv) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;
     (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any of the Registrable Securities to be sold or the initiation of any Proceedings for that purpose;
     (vi) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects;
     (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and
     (viii) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (e) use all commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;
     (f) if requested by any managing underwriter for an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this clause (f) that would, in the opinion of counsel to the Company, violate any applicable law or be materially detrimental to the business of the Company;
     (g) to the extent such documents are not publicly available on the Commission’s EDGAR website, furnish to each Holder of Registrable Securities to be sold, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;
     (h) promptly deliver to each Holder of Registrable Securities to be sold, their counsel and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;
     (i) prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any selling Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for at least 180 days and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax liability in any such jurisdiction where it is not then so subject;
     (j) cooperate with the selling Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least five Business Days prior to any sale of Registrable Securities;
     (k) upon the occurrence of any event contemplated by Section 5(d)(viii) of this Agreement, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (l) use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by the Company are then listed;
     (m) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriter in order to expedite or facilitate the disposition of such Registrable Securities, whether or not an underwriting agreement is entered into):
     (i) make such representations and warranties to such selling Holders and such underwriters as are customarily made by issuers to underwriters in Underwritten Offerings, and confirm the same if and when requested;
     (ii) in the case of an Underwritten Offering, obtain and deliver copies thereof to the managing underwriter or underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;
     (iii) immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling Holders and the managing underwriters, if any, of comfort letters and updates thereof from the independent registered public accounting firm of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings; and
     (iv) deliver such documents and certificates as may be reasonably requested by the selling Holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (m)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;
     (n) make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and attorney or accountant retained by such selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company; and
     (o) the Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Section 6. Lock-Up Agreements
     Each Holder agrees, if such Holder is so requested by the managing underwriter in an Underwritten Offering and whether or not such Holder is participating in such Underwritten Offering, to enter into a Lock-Up Agreement, provided that the Lock-Up Period shall not exceed 120 days in the case of any Underwritten Offering other than an IPO; provided, however, that such restrictions shall not apply to any securities of a Holder being sold in such Underwritten Offering.
Section 7. Holder Covenants
     Each Holder hereby covenants and agrees that:
     (a) it will not sell any Registrable Securities under a Registration Statement until it has received notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective;
     (b) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement;
     (c) by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5(d)(iv), (v), (vi), (vii) and (viii) of this Agreement, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement; and
     (d) it will cooperate with the Company and use its commercially reasonable efforts to take or cause to be taken all action reasonably necessary to facilitate any registration contemplated by this Agreement, to the extent such Holder participates in such registration or is otherwise required to do so under this Agreement.
     (e) each Holder acknowledges that the Company has entered, or may in the future enter, into a Partners’ Equity Agreement with partners of TWPG LLC, which provide such partners and their permitted transferees with registration rights similar to those provided for under this Agreement. Such agreements shall not be inconsistent with the rights granted to the Holders herein. The Company has provided a copy of each agreement to the Holders or their counsel.
Section 8. Registration Expenses
     Except to the extent limited by any applicable law, all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not pursuant to an Underwritten Offering, whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities)); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any; (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel to the Company; (v) Securities Act liability insurance, if the Company so desires such insurance; (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement; (vii) escrow fees; (viii) all internal expenses of the Company incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or market as required hereunder; and (ix) fees and disbursements of single counsel to the selling Holders, not to exceed $50,000 (all such expenses being referred to herein as “Registration Expenses”); provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting discounts or commissions relating to the sale of the Registrable Securities, any transfer taxes relating to the sale of the Registrable Securities or any other expenses incurred by the Holders, including, without limitation, fees and expenses of any, accountants or other persons retained by the Holders, in connection with the consummation of the transactions contemplated by this Agreement.
Section 9. Indemnification and Contribution
     Section 9.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder and each of its officers, directors, employees, representatives and agents and each underwriter of the Registrable Securities and their officers, directors, affiliates, partners and any broker or dealer through whom such shares may be sold and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act) such Holder or any such underwriter to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), arising out of or relating to or based on any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made), or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law except to the extent, but only to the extent, that such untrue statements or omissions arise solely out of or are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in any Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
     Section 9.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its officers, directors, employees, representatives and agents, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or relating to any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement, such Prospectus or such form of prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus; provided, however, that the indemnity under this Section 9.2 shall not exceed the proceeds from the offering received by the Holder.
     Section 9.3 Conduct of Indemnification Proceedings
     (a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
     (b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding or (3) the named parties to any such Proceeding (including any impeded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
     (c) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 9.3) shall be paid to the Indemnified Party, within 10 Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.
     Section 9.4 Contribution
     (a) If a claim for indemnification under Section 9.1 or 9.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 9.1 or 9.2 was available to such party in accordance with its terms.
     (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding any other provisions in this Section 9, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (c) The contribution agreement contained in this Section 9.4 is in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     Section 9.5 Survival
     The obligations of the Company and the Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and the termination of this Agreement.
     Section 10. Reports Under Exchange Act
     The rights of Holders with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms and conditions hereof, so long as there are Registrable Securities issued and outstanding.
     Following the consummation of the IPO, the Company covenants that:
     (a) it will use all commercially reasonable efforts to make and keep public information available, as necessary to permit sales of Registrable Securities under Rule 144, at all times after the date the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;
     (b) it will use all commercially reasonable efforts to file the reports required to be filed by the Company under the Exchange Act in a timely manner, so as to enable the Holders to sell Registrable Securities pursuant to Rule 144 and to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;
     (c) it will cooperate with any Holder in connection with any sale, transfer or other disposition by such Holder of any Registrable Securities pursuant to Rule 144;
     (d) it will take such action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions; and
     (e) upon the request of any Holder, it shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
Section 11. Miscellaneous
     Section 11.1 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matters hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.
     Section 11.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the party to be notified or, if not, then on the next Business Day, (c) five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. The address for the Company shall be: Thomas Weisel Partners Group, Inc., One Montgomery Street, San Francisco, California 94104; Attention: General Counsel; fax: (415) 364-2694. The addresses for each Holder shall be maintained by the Company and each Holder shall promptly notify the Company of any changes thereof. Copies of all notices pursuant to this Agreement shall also be sent to Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, California 94303, Attn: Scott D. Miller, Esq.; fax: (650) 461-5700, or such other address as may be designated in writing hereafter, in the same manner, by such person.
     Section 11.3 Remedies. The parties hereto agree that, to the extent permitted by applicable law, (i) the obligations imposed on them under this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party, damages would not be an adequate remedy and (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.
     Section 11.4 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
     Section 11.5 Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Holders; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
     Section 11.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted transferees and assigns of each of the parties hereto. The rights of each Holder hereunder, including the right to have the Company register for sale the Registrable Securities in accordance with the terms and conditions of this Agreement, shall be automatically assignable by each Holder together with Registrable Securities, if (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 11.6, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement and (v) such transfer or assignment shall have been made in accordance with the applicable requirements of any agreement applicable to the transfer or assignment of such shares, including, without limitation, the Merger Agreement.
     Section 11.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors, transferees and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     Section 11.8 Headings. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.
     Section 11.9 Severability. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law. In such event, the parties shall negotiate, in good faith, a valid, legal and enforceable substitute provision which most nearly effects the intent of the parties in contrary into this Agreement.
[Signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date and year first written above.

THOMAS WEISEL PARTNERS GROUP, INC.

By:	/s/ Mark Fisher

	Name:	Mark Fisher
	Title:	General Counsel and Secretary

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:	/s/ Leon Shahinian

	Name:	Leon Shahinian
	Title:	Senior Investment Officer

NOMURA AMERICA INVESTMENT, INC.

By:	/s/ Faron Webb

	Name:	Faron Webb
	Title:	Attorney-in-Fact

EACH PERSON LISTED ON ANNEX I AND ANNEX II HERETO

By:	/s/ Mark Fisher

	Name:	Mark Fisher
	Title:	Attorney-in-Fact

Annex I
Electing Class A-1 Shareholders

 I-1

Annex II
Electing Class C Shareholders

 II-1